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                                                                      EXHIBIT 21


DIRECT AND INDIRECT SUBSIDIARIES OF QUORUM HEALTH GROUP, INC.


Name                                                    State of
----                                                  Organization
                                                      ------------

Barberton Health System LLC                            Delaware
      (d/b/a Barberton Citizens Hospital)

Carolinas Medical Alliance, Inc.                       South Carolina

Clinton County Health System LLC                       Delaware
      (d/b/a Clinton County Hospital)

Desert Physicians Network, Inc.                        Nevada

Desert Surgery Center Limited Partnership              Nevada

Frankfort Health Partner, Inc.                         Indiana

Gadsden Regional Primary Care, Inc.                    Alabama

Health Systems Associates, Inc.                        Tennessee

Hospital Management Professionals, Inc.                Tennessee

IOM Health System, L.P.                                Indiana
      (d/b/a Lutheran Hospital of Indiana)

Macon Industrial Medicine Center, Inc.                 Georgia

Mary Black Health System LLC                           Delaware
      (d/b/a Mary Black Memorial Hospital)

Mary Black Holding Co., Inc.                           South Carolina

Massillon Health System LLC                            Delaware
      (d/b/a Doctors Hospital of Stark County)

Middle Georgia MOB, Inc.                               Georgia

Midlands Medical Associates, L.P.                      Nebraska
      (d/b/a Midlands Community Hospital)

NC-CNH, Inc.                                           Georgia
      (d/b/a Macon Northside Hospital)

NC-CSH, Inc.                                           California

NC-DSH, Inc.                                           Nevada
      (d/b/a Desert Springs Hospital)

NC-MGH, Inc.                                           Georgia
      (d/b/a Middle Georgia Hospital)

NC-SCHI, Inc.                                          Georgia
      (d/b/a Abilene Regional Medical Center)

Northside MOB, Inc.                                    Georgia

Northside VL, Inc.                                     Georgia

Pee Dee Family Practice, Inc.                          South Carolina

Plaza Surgery Center Limited Partnership               Nevada

QHG of Alabama, Inc.                                   Alabama
      (d/b/a Flowers Hospital)
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QHG of Barberton, Inc.                                 Ohio

QHG of Clinton County, Inc.                            Indiana

QHG of Enterprise, Inc.                                Alabama
      (d/b/a Medical Center Enterprise)

QHG of Forrest County, Inc.                            Mississippi

QHG of Fort Wayne, Inc.                                Indiana

QHG of Gadsden, Inc.                                   Alabama
      (d/b/a Gadsden Regional Medical Center)

QHG of Indiana, Inc.                                   Indiana

QHG of Jacksonville, Inc.                              Alabama
      (d/b/a Jacksonville Hospital)

QHG of Lake City, Inc.                                 South Carolina
      (d/b/a Carolinas Hospital System - Lake City)
      (d/b/a Carolinas Hospital System - Kingstree)

QHG of Massillon, Inc.                                 Ohio

QHG of Nebraska, Inc.                                  Nebraska

QHG of Ohio, Inc.                                      Ohio
      (d/b/a Park Medical Center)

QHG of South Carolina, Inc.                            South Carolina
      (d/b/a Carolinas Hospital System)

QHG of Spartanburg, Inc.                               South Carolina

QHG of Texas, Inc.                                     Texas

QHR of Delaware, Inc.                                  Delaware

Quorum Health Group of Vicksburg, Inc.                 Tennessee

Quorum Health Resources, Inc.                          Delaware

Quorum Health Services, Inc.                           Delaware

Quorum, Inc.                                           Delaware

River Region Medical Corporation                       Mississippi
      (d/b/a ParkView Regional Medical Center)

Software Sales Corp.                                   Tennessee

Spartanburg Physician Services, Inc.                   South Carolina

Summit Medical Group, Inc.                             Nevada

Vicksburg Clinic, Inc.                                 Mississippi